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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to the registration of 484,771 shares of common stock of Sterling Software, Inc. and to the incorporation by reference therein of our report dated December 1, 1994, with respect to the consolidated financial statements of Sterling Software, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP
                                                         Ernst & Young LLP

Dallas, Texas
December 22, 1994